Exhibit 10.25

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

AGREEMENT TO LEASE

THIS INSTRUMENT IS AN INDENTURE OF LEASE by and between the parties hereinafter named as the Lessor and the Lessee and which relates to the Demised Premises, as that term is hereinafter defined.

ARTICLE I

BASIC LEASE PROVISIONS

1.1 The following set forth the basic data and identifying Exhibits of this Lease, and, where appropriate, constitute definitions of the terms hereinafter listed.

DATE:	August 30, 2012

LESSOR:	Jarrell Realty, LLC, a Massachusetts Limited Liability Company

LESSEE:	Synageva Biopharma Corp., a Delaware corporation

LEASE TERM:	Seven (7) years and two (2) months from the Lease Commencement Date

OPTION TERM(S):	Two periods of seven (7) years

LEASE COMMENCEMENT DATE:	On the earlier to occur: (i) substantial completion of Lessee’s leasehold improvements, (ii) Lessee’s receipt of a Certificate of Occupancy from the Town of Holden, or (iii) February 1, 2013.

SECURITY DEPOSIT:	$25,000.00

BASE RENT FOR LEASE TERM AND OPTION TERM(S):	SEE EXHIBIT “B” ATTACHED HERETO

REAL ESTATE TAX PAYMENT AND ASSESSMENTS:	Lessee to pay all taxes and assessments assessed or made to the Demised Premises from and after the Lease Commencement Date.

USE:	[*] Research and Development, Offices and ancillary uses

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

ARTICLE II

PREMISES AND TERM

2.1 Demised Premises. Lessor, for and in consideration of the rents herein reserved and of the covenants and agreements herein contained on the part of the Lessee to be kept, observed and performed, demises and leases to the Lessee the land and building described in Exhibit “A.” The land and building described in the Exhibits are hereinafter referred to as the “premises” or the “Demised Premises”. Lessee agrees to accept the Demised Premises in “AS IS” condition.

2.1.1 Lessor has been informed that Lessee plans to undertake Material Improvements (as defined herein) to the Demised Premises consisting of expansion of premises and/or other improvements costing approximately Five Million Dollars ($5,000,000). Lessor acknowledges that Lessee’s covenant to make these or other improvements which add similar value to the building are a material inducement to entering into this Lease. As set forth in detail herein, Lessor agrees to cooperate reasonably with Lessee to accommodate any such expansion, and Lessor hereby approves the conceptual plan attached hereto as Exhibit C (the “Lessee Improvements”) and agrees that except for the Required Removables (hereinafter defined), Lessee shall not be required to remove or restore the Lessee Improvements upon the expiration of the Lease term; provided, however, that Lessor’s consent to the Lessee Improvements remains subject to Lessor’s approval of the detailed plans and specifications, which approval shall not be unreasonably withheld, conditioned or delayed. “Required Removables” shall mean any interior partitions (as described in the second bullet point of item number 2 of the List of Improvements section of the letter from The Richmond Group attached hereto as Exhibit D) and the exterior perimeter security fence and associated gates (as described in the third bullet point of item number 3 of the List of Improvements section of said letter).

2.2 Term and Commencement Date. The term of this Lease shall be for the period set forth in Section 1.1. On the Lease Commencement Date, as herein defined, Lessee shall pay to Lessor a per diem rental through the last day of said month in which the Lease Commencement Date occurs based upon the monthly rental set forth in Section 1.1. Lessor and Lessee agree to execute a letter confirming the Lease Commencement Date.

2.3 Demised Premises Delivery Date. Lessor shall permit Lessee to take possession of the Premises on the date of execution of this Lease subject to the provisions hereof except that Lessee shall not be responsible for taxes and assessments and insurance with respect to the premises until the Lease Commencement Date and until then shall pay only for utilities.

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

ARTICLE II

RENT, TAXES AND ASSESSMENTS

3.1 Base Rent. Lessee agrees to pay to Lessor, at Lessor’s mailing address or such place or places as Lessor may by notice in writing to Lessee from time to time direct, monthly, in advance, on the first day of each calendar month, a sum equal to the Base Rent specified in Section 1.1. For any partial month, the rent and other monthly charges payable to Lessor pursuant to this Lease shall be pro-rated.

3.2 Taxes and Assessments. Except as otherwise provided in Article II, Lessee shall pay, as additional rent for the premises, all taxes and assessments, general and special, water rates and all other impositions, ordinary and extraordinary, of every kind and nature whatsoever, which may be levied, assessed or imposed upon the premises or any part thereof or upon any building or improvements at any time situated thereon or levied or assessed upon the interest of Lessor in or under this Lease, after the Lease Commencement Date and relating to any period during the term of this Lease, including any extension hereof, including installments of special assessments for improvements completed, falling due or becoming payable during the term of this Lease, all of which taxes, assessments, water rates and other impositions shall be paid by the Lessee to the taxing authority before the same become delinquent. Each year, Lessor shall notify Lessee of the amount of such taxes for the Demised Premises and, upon receipt of the tax bill for such taxes, shall promptly furnish Lessee with a copy of the tax bill including, but not limited to, any periodic tax bills and any estimated periodic tax bills. If, at any time during the term hereof, under the laws of the United States or any state or political subdivision thereof in which the premises are situated there shall be adopted some other method of taxation on real estate as a substitute in whole or in part for taxes on real estate as now constituted such as tax on the Base Rent, additional rent or the other charges payable by Lessee hereunder, by whatever name called, is levied, assessed or imposed against Lessor or the rent or other charges payable hereunder to Lessor (which substitute tax on the Base Rent, additional rent or other charges or other substitute method of taxation are hereinafter collectively referred to as “Substitute Taxes”), Lessee, to the extent that such Substitute Taxes are means of raising revenue from real estate, shall pay Substitute Taxes to the taxing authority as soon as the same shall become due and payable. In the event that any such Substitute Taxes shall be based upon the income of Lessor, then Lessee’s obligation with respect to the aforesaid Substitute Taxes shall be limited to the amount thereof as computed at the rate that would be payable if the same were the sole taxable net income of Lessor but without deduction or provision for any deductions, exemptions or credits to which Lessor may be entitled in computing the tax Lessor would so bear on account of the Base Rent, rent, additional rent or other charges then due or thereafter becoming due from Lessee for the taxable period under the terms of this Lease, all as if Lessor were not entitled. Lessor shall submit to Lessee upon its receipt all tax and assessment bills attributable to the premises during the term hereof and if Lessee’s payments to the applicable taxing authorities have been less than the amount shown on the tax and assessment bills, Lessee shall pay any deficiency to Lessor within thirty (30) days after receipt of such bill.

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

3.3 Right to Contest Taxes and Assessments. If Lessee in good faith shall at any time desire to contest the validity or the amount of any tax or assessment which Lessee is obligated to pay, Lessee shall notify Lessor in writing of Lessee’s intention to do so, and Lessee shall have the right, at its expense, so to contest by appropriate proceedings diligently conducted, but to the extent that any such amounts are a lien on the premises, only after paying or placing in an escrow arrangement reasonably satisfactory to Lessor, the full amount of such taxes and assessments with all reasonably foreseeable interest and penalties that may become a charge on the premises in such proceedings, and Lessor shall be held harmless and indemnified from any loss or damage to Lessor’s title in the premises resulting from the nonpayment of such taxes or assessments. Upon final conclusion of such proceedings, Lessee shall pay whatever may be due and thereupon the escrow funds together with any interest thereon shall be released to Lessee. Lessee shall not settle any such proceeding without having obtained Lessor’s prior written consent to such settlement, which consent will not be unreasonably withheld, conditioned or delayed. Lessor agrees to render to Lessee, at no cost or expense to Lessor and at the sole cost and expense of Lessee, all assistance reasonably necessary to contest the validity or the amount of any such tax or assessment, including the signing of any requests, petitions, applications, or pleadings which Lessee may deem advisable to file, and to do nothing that would adversely prejudice Lessee’s contest of such tax or assessment. Lessee agrees that any such contest shall be prosecuted to a final conclusion with all reasonable diligence and that Lessee will save Lessor harmless against any and all cost, expense and losses caused thereby. It is agreed that if any refund or rebate shall be made on account of any such tax or assessment or monthly deposit paid by Lessee during the term of this Lease, then the amount of such refund or rebate shall be paid to and belong to Lessee.

If there be any betterment assessment or improvement assessment levied or imposed upon the Demised Premises during the term of this Lease, it is agreed that, if by law the same can be made payable in installments over a period of time, Lessee may elect to do so, and, if it so elects, the parties hereto will cooperate with each other in the doing of such acts and things that may be necessary in order to make the same payable over the longest period of time regularly permitted by law and thereafter Lessee will be obligated to pay only the installments or portions of installments attributable to the term of this Lease.

3.4 Copies of Paid Receipts to Lessor. Lessee shall deliver to the Lessor duplicate receipts or photostatic copies thereof showing the payments of all said taxes, assessments, water rates, and other impositions, such delivery to be made as soon as evidence of each such respective payment is available.

3.5 No Offset, Abatement or Deduction in Rent. Base Rent, additional rent and all other charges hereunder shall be paid by Lessee without offset, abatement or deduction except as expressly provided in this Lease. Lessee shall pay Lessor a $500 late fee for any rent payment received by Lessor after the 5th of the month.

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

ARTICLE IV

USE AND CARE OF PREMISES

4.1 Permitted Use. The premises shall be used and occupied by Lessee only for the purposes specified as the use thereof in Section 1.1 of this Lease, and for no other purpose or purposes.

4.2 Lessee’s Covenants. Lessee covenants and agrees that during the term hereof (including any extension or renewal thereof) and for such further time as Lessee or anyone claiming by, through or under Lessee shall hold the Demised Premises or any part thereof, Lessee:

(a) will pay before becoming delinquent all operating expenses and all charges for the use of water, electricity and other utilities and services rendered to the Demised Premises;

(b) will keep and maintain the Demised Premises and any fixtures, facilities or equipment therein in a good state of repair, including, without limitation, all repairs to the building, all servicing, repairs and replacements required to the wiring, plumbing, sewage system, and heating and air cooling installations, ordinary wear and tear excepted. Lessee shall also keep, maintain and repair all exterior door and window frames. Lessee will be liable for replacement of all broken glass of the same size and quality as that broken. Lessee shall be responsible for maintenance of the exterior of the building and for the maintenance of the parking lot and grounds;

(c) will, at the expiration of Lessee’s tenancy, peacefully yield up to Lessor the premises, and all erections and additions made to or upon the same, broom clean and in such repair and condition in all respects as Lessee is obligated to keep the same during the term hereof, reasonable wear and tear excepted;

(d) will, at Lessee’s expense, keep the interior and the exterior of the Demised Premises clean and neat and will keep the drains free and clean;

(e) will not make or permit any material or structural installations, alterations, improvements or additions to the Demised Premises (“Material Improvements”) without first obtaining on each occasion the written consent of Lessor, which consent shall not be unreasonably withheld, conditioned or delayed, approving the definitive plans and specifications, a listing of major contractors involved in such improvements, and certificates of insurance naming Lessor as an additional insured. Lessee shall reimburse Lessor for fifty percent (50%) of Lessor’s reasonable, out-of-pocket expenses, such reimbursement not to exceed $2,500, in connection with Lessor’s review of such documentation for Lessee’s Material Improvements. Lessee may make non-material, non-structural alterations to the Demised Premises without Lessor’s prior consent and approval. All improvements (including Material Improvements and non-structural,

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

non-material improvements) will be performed at Lessee’s expense and sole risk and Lessee will indemnify and hold harmless Lessor from and against all actual out-of-pocket loss, cost and damages and all claims related to such improvements, including reasonable attorneys’ fees. For those improvements started but not completed, Lessee shall be responsible for all costs and expenses to return the Demised Premises to their condition on the date of execution of the Lease. Except as set forth above immediately above, Lessee shall not be required to remove or restore improvements upon expiration of the Lease unless, at the time Lessor gives consent to such improvements, Lessor provides notice in writing to Lessee requiring Lessee to remove or restore such improvements upon expiration of the Lease;

(f) will not injure, overload or deface the Demised Premises in any way, nor suffer or permit the Demised Premises, or any part thereof, to be injured, overloaded, or defaced in appearance, nor permit any holes to be drilled or made in the stone, brickwork, walls or partitions of the Demised Premises, nor permit any exterior signs, placards, or awnings to be placed upon the Demised Premises except in accordance with applicable laws and in such place and such manner as Lessor shall in writing have first approved (such approval not to be unreasonably withheld, conditioned or delayed), and will not suffer or permit any strip or waste in or to the Demised Premises; provided, however, that the foregoing shall be inapplicable in connection with any alterations performed by Lessee under Section 4.2(e) above or in connection with Lessee’s right to install signage on the building;

(g) will not assign this Lease nor underlet, suffer or permit any other person, firm or corporation to occupy the whole or any part of the Demised Premises without first obtaining on each occasion the written consent of Lessor, which consent shall not be unreasonably withheld, conditioned or delayed (provided Lessee shall remain fully obligated under this Lease notwithstanding any assignment or sublease or any indulgence granted by the Lessor to the Lessee or to any assignee or sublessee); further provided that Lessee may assign this Lease, sublease the Demised Premises or permit occupancy of the Demised Premises without the prior consent of Lessor to any entity that controls, is controlled by or is under common control with Lessee, any parent or subsidiary of Lessee, and any entity that succeeds to all or substantially all of the assets and business of the Lessee conducted from the Demised Premises (an “Affiliate Transfer”); any rental received by Lessee from any sublease or assignment, excluding an Affiliate Transfer, in excess of the rent hereunder shall be split on a 50-50 basis between Lessor and Lessee after first deducting all expenses of such sublease or assignment, including but not limited to marketing downtime, brokerage fees, legal fees, free rent and any Lessee improvement expenses;

(h) will not cause or permit the unlawful emission of any noise or odor from the premises and will not make, allow or suffer any unlawful use of the premises or any occupation thereof contrary to any law, regulation, order or municipal by-law or ordinance for the time being in force, or that shall be injurious to any person or property;

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

(i) will not suffer or permit rubbish, refuse or garbage to accumulate in or adjacent to the Demised Premises except in proper and sufficiently covered receptacles and then only until the prompt and diligent removal of the same;

(j) will keep the premises in compliance and conformity with all laws, ordinances, regulations and orders of any authority having jurisdiction thereover;

(k) will permit Lessor immediate access to the Demised Premises in the event of an emergency and, in other instances, reasonable access to the Demised Premises upon not less than two (2) business days prior written request, with consent to such request not to be unreasonably withheld, conditioned or delayed;

(l) will permit Lessor to enter to view the Demised Premises and to show the Demised Premises to persons wishing to lease or buy but only during the twelve (12) months prior to the expiration of the term (or any extension or renewal hereof) on request, with consent to such request not to be unreasonably withheld, conditioned or delayed; provided, however, that at all times (not including during an emergency situation) (i) Lessor will comply with Lessee’s security measures and company procedures for the Demised Premises, (ii) no access or entry will be permitted to the [*] or any other portion of the Demised Premises which Lessee reasonably designates based upon security, compliance and safety concerns, (iii) Lessor will not interfere with Lessee’s use and occupancy of the Demised Premises, (iv) Lessee will have the right at all times to have an agent or representative of Lessee accompany Lessor, Lessor’s contractors, licensees, agents, servants, employees, invitees or visitors or anyone entering the Demised Premises, and (v) Lessor acknowledges that Lessee will keep confidential information and materials on the Premises and Lessor will use diligent reasonable efforts to protect and keep confidential the confidential materials Lessee maintains at the Premises.

(m) will, at any time within one (1) year next preceding the expiration of the term (or any extension or renewal thereof), permit the notice of “to let” or “for sale” to be placed on the Demised Premises and remain thereon without hindrance or molestation;

(n) will maintain and keep neat and trim the landscaping and will keep the sidewalks and approaches to the premises free of rubbish and reasonably clear of snow and ice;

(o) will pay all Lessor’s reasonable, out-of-pocket expenses, including but not limited to reasonable attorneys’ fees incurred in enforcing any obligation of Lessee or any remedies of Lessor under this Lease and any extension or renewal thereof, or in recovering possession of the Demised Premises upon any termination thereof; and

(p) will, at the expiration of Lessee’s tenancy, shall cause any lab areas utilized by Lessee to be decommissioned and decontaminated in accordance with all applicable local, state and federal laws, bylaws, rules and regulations. Without limiting

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

the foregoing, where any potential for residual and chemical and/or biological hazards has been identified, Lessee shall provide to Lessor a written statement from a Certified Industrial Hygienist (CIH) attesting to the fact that the hazards have been abated in accordance with applicable laws, regulations and practices and as such, the area(s) can be considered free from restriction for future use by others, and where any potential for residual radiological hazards has been identified, Lessee shall provide to Lessor a written statement from a Radiation Safety Officer (RSO) attesting to the fact that the hazards have been abated in accordance with applicable laws, regulations and practices and as such, the area(s) can be considered free from restriction for future use by others.

4.3 Lessor’s Covenants.

(a) Lessor shall have no obligations with respect to the maintenance, repair or replacement of the Demised Premises or any portion thereof except as set forth in Section 7.2 below. Furthermore, notwithstanding anything to the contrary contained in this Lease, if Lessor receives a notice from Lessee under Chapter 186, Section 19 of Massachusetts General Laws, whether or not such chapter or section is cited in such notice, and whether or not the notice describes a matter that is the responsibility of Lessor, Lessor may immediately enter the Demised Premises and perform such work as may be determined by Lessor to be required. To the extent such work is Lessee’s responsibility hereunder, the cost of all such work shall be billed to and paid by Lessee as additional rent hereunder.

(b) To the best of Lessor’s knowledge, Lessor has not received written notice that the Demised Premises are in violation as of the date of this Lease of any laws, ordinances, regulations or orders of any authority having jurisdiction thereover as of the date of this Lease. As used herein, “Lessor’s knowledge” shall mean the actual, conscious knowledge only, and not any implied, imputed or constructive knowledge, of Michael A. Gaffin, as Manager of Lessor, without any independent investigation and without any duty or obligation to investigate. Notwithstanding anything to the contrary contained herein, Lessee acknowledges that Lessee shall not be entitled to rely on the foregoing representation made by Lessor to the extent Lessee shall have or obtain actual knowledge of any information that was contradictory to such representation or warranty, and Lessor shall have no liability with respect to the foregoing representation to the extent that prior to the date of this Lease, Lessee discovers or should have discovered as a result of Lessee’s due diligence, investigations and inspections of the Demised premises that contradicts such representation or renders such representation untrue or incorrect.

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

ARTICLE V

INDEMNITY AND INSURANCE

5.1 Indemnity.

(a) To the maximum extent permitted by law, Lessee shall save Lessor harmless and indemnified from and against any and all third-party claims, actions, loss, damages, liability and out-of-pocket expenses (including reasonable attorneys’ fees) in connection with loss of life, personal injury and/or damage to property arising out of or resulting from any occurrence in, upon or at the Demised Premises, or the occupancy or use of the Demised Premises or any part thereof, if occasioned wholly or in part by any act or omission or failure to perform the obligations imposed by is Lease or any breach thereof, of Lessee, its officers, agents, employees and those its sublessees, licensees, concessionaires, or others occupying space in the Demised Premises through Lessee.

(b) To the maximum extent permitted by law, Lessor shall save Lessee harmless and indemnified from and against any and all third party claims, actions, loss, damages, liability and out-of-pocket expenses (including reasonable attorneys’ fees) in connection with loss of life, personal injury and/or damage to property to the extent arising out of or resulting from any occurrence in, upon or at the Demised Premises, wholly or in part, by the negligent act or omission of Lessor or any breach of this Lease by Lessor, its officers, agents, employees.

5.2 Lessee’s Risk. To the maximum extent permitted by law, Lessee agrees to use and occupy the premises at its own risk; and except as otherwise provided herein, Lessor shall have no responsibility or liability for any loss of or damage to fixtures or other personal property of Lessee. The provisions of this Section shall be applicable, from and after the execution of this Lease and until the end of the term of this Lease, and during such further period as Lessee may use or be in occupancy of any part of the premises.

5.3 Public Liability Insurance. Lessee agrees to maintain in full force from the date upon which Lessee first enters the premises for any reason, throughout the term of this Lease, and thereafter so long as Lessee is in occupancy of any part of the premises, a policy of public liability and property damage insurance under which Lessor (and such other persons as are in privity of estate with Lessor as may be set out in notice from time to time) and Lessee are named as insureds, and under which the insurer agrees to indemnify and hold Lessor, and those in privity of estate with Lessor, harmless from and against all cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries and damages to property or persons which may be claimed to have happened on the premises or on the sidewalks or ways adjoining them, in the broadest form of such coverage from time to time available in the state where the premises are situated. The minimum limits of liability of such insurance shall be Two Million Dollars ($2,000,000) for bodily injury (or death) to any one person, and Five Million Dollars ($5,000,000) for bodily injury (or death) to more than one person, and One Million Dollars ($1,000,000) with respect to damage to property.

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

5.4 Other Insurance Requirements. As additional and further rent, the Lessee agrees that during the term of this Lease it will, at its own cost and expense:

(a) keep all buildings and improvements on the Demised Premises insured against damage by fire and other casualty now or hereafter including in the broad form coverage (with extended coverage, vandalism and malicious mischief endorsements) in an amount equal to not less than the full replacement value thereof from time to time, with no deductible in excess of the security deposit referred to in Section 1.1 hereof; and

(b) carry such other forms of insurance customarily obtained by tenants under triple net leases of similar premises and in such amounts as the Lessor shall require (including, without limitation, boiler explosion insurance in the amount of not less than $500,000 if any boilers or high pressure vessels are installed on the Demised Premises), provided that such insurance is then generally available through standard American companies authorized to do business in the state where the premises are situated as domestic companies and that the amount required and the cost of the insurance are reasonable under the circumstances;

all such policies to be procured from responsible insurance companies reasonably satisfactory to Lessor and authorized to do business in the state in which the premises are located, and shall insure the Lessor, Lessor’s mortgagee(s), if any, and the Lessee and be made payable in case of loss to such insured parties as their interests may appear. Lessee and Lessor shall jointly, working cooperatively together, determine the then replacement cost of the building or buildings and improvements on the Demised Premises. In the event that at any time the parties hereto are unable to agree as to the replacement cost of the buildings and improvements, the Lessor may, at the expense of Lessee, procure an appraisal from an appraiser reasonably acceptable to Lessee, which appraisal so furnished shall then be binding upon both the parties with respect to the then replacement cost of the buildings and improvements of the Demised Premises. In the event the parties hereto are unable to agree upon an appraiser, the appraisal shall be made by the Greater Boston Real Estate Board or a designee of its President.

5.5 Certificate of Insurance. Certificates for all of said insurance required to be maintained hereunder shall be delivered to the Lessor upon execution of this Lease, and all policies and certificates thereof shall provide that the same may not be canceled without at least ten (10) days written notice to Lessor and Lessor’s Mortgagee, if any, for non-payment and at least thirty (30) days written notice to the Lessor’s Mortgagee(s) for any other cause. If the Lessee shall fail to provide any such insurance initially or shall fail to deliver to the Lessor a certificate evidencing the renewal of any such insurance at least thirty (30) days prior to the expiration of any policy, or if any such insurance is canceled, Lessor may obtain the same and Lessee shall pay the cost thereof to Lessor upon demand.

5.6 Non-Subrogation. All insurance which is carried by either party with respect to the premises, whether or not required, shall include provisions which either designate the other party as one of the insured or deny to the insurer acquisition by subrogation of rights of recovery

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

against the other party to the extent such rights have been waived by the insured party prior to occurrence of loss or injury, insofar as, and to the extent that such provisions may be effective without making it impossible to obtain insurance coverage from responsible companies qualified to do business in the state in which the premises are located (even though extra premium may result therefrom). In the event that any extra premium is payable by either party as a result of this provision, the other party shall reimburse the party paying such premium the amount of such extra premium. If at the request of one party, this non-subrogation provision is waived, then the obligation of reimbursement for such party shall cease for such period of time as such waiver shall be effective but nothing contained in this subsection shall derogate from or otherwise affect releases elsewhere herein contained of either party for claims. Each party shall be entitled to have duplicates or certificates of any policies containing such provisions. Each party hereby waives all right of recovery against the other for loss or injury against which the waiving party is protected by insurance containing said provisions, reserving, however, any rights with respect to any excess of loss or injury over the amount recovered by such insurance. Except as otherwise provided in this Lease, Lessee shall not acquire as insured under any insurance carried on the building any right to participate in the adjustment of loss or to receive insurance proceeds and agrees upon request promptly to endorse and deliver to Lessor any checks or other instruments in payment of loss in which Lessee is named as payee.

ARTICLE VI

CASUALTY

6.1 Repair and Replacement. In case of damage to or destruction of any building or improvement on the Demised Premises by fire or other casualty, Lessee shall (unless the proceeds of any insurance available to the Lessee by reason of such loss are not made available to it solely by reason of a refusal by a mortgagee to release such proceeds) promptly, at its own expense, repair, restore or rebuild the same; and upon the completion of such repairs, restoration or rebuilding the value and rental value of the buildings and improvements shall be substantially equal to the value and rental value thereof immediately prior to the casualty. In the event of loss under any such policy or policies, the insurance proceeds shall, subject to the release of the same by any mortgagee, be paid out for the repair or reconstruction of the premises as the work progresses upon proper architect’s or engineer’s certificates certifying that the amount required to be paid by such certificates has been expended for the restoration of the premises; provided, however, it shall first appear to the satisfaction of the Lessor that the amount of insurance money at all times be sufficient to pay for the completion of said repairs and rebuilding; and upon the completion of said repairs or rebuilding free from all mechanic’s and materialmen liens, any surplus of insurance monies shall be paid to and belong to the Lessee. It is understood and agreed that, except as provided herein below in Section 6.2, the destruction of or damage to the building and improvements on the premises shall in no event terminate this Lease, nor abate, reduce or affect the rental and other payments required hereunder.

6.2 Material Damage During Last Two Years of Term. In the event that there is material damage to or destruction of any building or substantial improvement in the Demised

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

Premises, by fire or other insured casualty, occurring during the last two (2) years of the original or any renewal term of this Lease, Lessee may elect, in lieu of repairing, restoring or rebuilding the building or such improvement so damaged or destroyed, to terminate this Lease as of the date of such damage or destruction by notice of such election given by Lessee to Lessor within thirty (30) days after the occurrence of such damage or destruction. In such event, all proceeds of insurance paid or payable with respect to such loss from the policy of insurance described in Section 5.4(a) above shall be paid to and retained by and be the sole property of Lessor. In no event shall Lessor have any claim to proceeds of any insurance for Lessee’s personal property or business. For purposes of this Section, material damage shall mean damage in excess of Seven Hundred Fifty Thousand Dollars ($750,000).

ARTICLE VII

EMINENT DOMAIN

7.1 Taking of Entire Premises. In the event that the whole of the Demised Premises shall be permanently taken or condemned for a public or quasi-public use or purpose by any competent authority then, and in that event, the term of this Lease shall terminate from the date when possession of the Demised Premises shall be required for such use or purpose and any award, compensation or damages (sometimes hereinafter referred to as the “award”) shall belong to the Lessor, but nothing herein shall preclude Lessee from proving its damages and receiving its award on account of a taking of Lessee’s trade fixtures or furniture, or relocation expenses; and by way of confirmation, Lessee grants to Lessor all Lessee’s rights to such damages and covenants to execute and deliver such further instruments or assignments thereof as Lessor may from time to time request.

7.2 Partial Taking. If, and as often as any portion of the building, land or improvements on the premises is damaged or taken by any exercise of the right of eminent domain, in the reasonable estimate of Lessor, the net amount awarded to Lessor because of such taking will be insufficient to cover the cost of restoring the premises, Lessor shall have the right to terminate this Lease by notice to Lessee given within one hundred twenty (120) days of such taking and the term of this Lease shall terminate as provided in Section 7.1, the Rent shall terminate as of the date of such taking or the date Lessee vacates the Demised Premises, whichever is later, and the parties hereto shall have the same rights as described in said Section. If Lessor does not exercise said election, Lessor shall do such work, at Lessor’s own expense, as may be reasonably required to restore the premises or what may remain thereof to substantially the condition in which the same existed prior to such taking for use by Lessee and those claiming under Lessee, and the Base Rent and additional rent shall be suspended or abated, according to the nature and extent of the injuries sustained by the premises. Lessee may terminate this Lease upon thirty (30) days’ written notice to Lessor if Lessor fails to commence restoration of the Demised Premises within sixty (60) days of the date of such taking or thereafter fails to diligently pursue such restoration to completion.

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

ARTICLE VIII

DEFAULT

8.1 Lessee’s Default. Provided always, and these presents are on this condition, that in the event that:

(a) Lessee shall fail to make any payment of rent, additional rent or any other payment required by the terms of this Lease when due and payable, and the same continues for five (5) business days after notice from Lessor thereof, or

(b) Lessee should default in the performance of any of the other terms, covenants and conditions of this Lease on Lessee’s part to be kept and performed and shall not cure such failure within thirty (30) days after notice from Lessor to Lessee thereof or, if the same cannot be cured within that time, Lessee shall not have within such time commenced to cure and promptly and diligently completes the curing of the same, or

(c) Lessee shall fail to perform or observe some term or condition of this Lease which, because of its character, would immediately jeopardize Lessor’s interest (such as, but without limitation, failure to maintain public liability insurance) and shall not cure such failure within 48 hours after notice from Lessor to Lessee thereof, or

(d) if the estate hereby created shall be taken on execution or by other process of law, or if Lessee or any guarantor of Lessee’s obligations hereunder shall be judicially declared bankrupt or insolvent according to law, or if any assignment shall be made of the property of Lessee for the benefit of creditors, or if a receiver, guardian, conservator, trustee in involuntary bankruptcy or other similar officer shall be appointed to take charge of all or any substantial part of Lessee’s property by a court of competent jurisdiction, or if a petition shall be filed for the reorganization of Lessee under any provisions of the Bankruptcy Act now or hereafter enacted, and such proceeding is not dismissed within one hundred twenty (120) days after it is begun, or if Lessee shall file a petition for such reorganization, or for arrangements under any provisions of the Bankruptcy Code now or hereafter enacted and providing a plan for a debtor to settle, satisfy or extend the time for the payment of debts, or

(e) Lessee assigns or sublets the premises without the prior written consent of Lessor,

then, and in any of said cases (notwithstanding any license of any former breach of covenant or waiver of the benefit hereof or consent in a former instance), Lessor lawfully may (i) terminate this Lease, immediately or at any time thereafter, and this Lease shall terminate on the date such notice is given as fully and completely as if such date were originally fixed for the expiration of the term hereof, and Lessee shall then quit and surrender the premises; and/or (ii) at its election, immediately or at any time thereafter, and without demand or notice, enter into and upon the

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

premises or any part thereof in the name of the whole and repossess the same as of its former estate, and expel Lessee and those claiming through or under it and remove its or their effects (forcibly, if necessary) without being deemed guilty of any manner of trespass, and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant, and upon entry as aforesaid, this Lease shall terminate as fully and completely as if the date of such entry were the date originally fixed for the expiration of the term hereof, and in either of such events, Lessee covenants and agrees, notwithstanding any such entry or termination, to pay and be liable for, on the days originally fixed herein for the payment thereof, amounts equal to the several installments of rent (minimum and additional) and other charges reserved as they would, under the terms of this Lease, become due if this Lease had not been terminated or if Lessor had not entered or reentered, and whether the premises be relet or remain vacant, in whole or in part, or for a period greater or less than the remainder of the term, and for the whole thereof, and Lessee further covenants and agrees to pay Lessor and be liable for all reasonable expenses incurred in reletting the premises (including, without limitation, attorneys’ fees, remodeling costs, brokerage fees and the like), and in collecting the rent in connection therewith. In the event that the premises be relet by Lessor, Lessee shall be entitled to a credit in the net amount of rent received by Lessor on account of such reletting, after deduction of all such reasonable expenses.

As an alternative, at the election of Lessor, Lessee will, upon such termination, pay to Lessor, as damages, such a sum as at the time of such termination represents the amount of the excess, if any, of the total Base Rent, additional rent and other charges which would have accrued to Lessor under this Lease for the remainder of the term of the Lease if its terms had been fully complied with by Lessee over and above the then cash rental value of the premises computed for the balance of the term.

8.2 Assignment for Benefit of Creditors. If at any time Lessee shall make an assignment of its property for the benefit of its creditors under the terms of which the debts provable by its creditors shall be debts provable against the estate of insolvent debtors either under the laws of the Commonwealth of Massachusetts, or under some law or laws other than the Bankruptcy Code as now or hereafter enacted, then, and in any such case, the same shall constitute a breach of this Lease, and the term and estate hereby created shall terminate, ipso facto, without entry or any other action by Lessor; and, notwithstanding any other provision of this Lease, Lessor shall forthwith upon such termination, without prejudice to any remedies which might otherwise be available for arrears of rent or other charges due hereunder or preceding breach of this Lease, be, ipso facto, entitled to recover as liquidated damages the sum of (i) the amount by which, at the time of such termination of this Lease, (1) the aggregate of the rent and other charges projected over the period commencing with such termination and ending with the end of the stated term exceeds (2) the aggregate projected rental value of the premises for such period, and (ii) (in view of the uncertainty of prompt reletting, and the expense entailed in reletting, the premises) an amount equal to the rent and other charges payable for and in respect of the calendar year next preceding the date of termination as aforesaid.

Upon such termination, Lessor may immediately or at any time thereafter, without demand or notice, enter in or upon the premises (or any part thereof in the name of the whole),

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

forcibly, if necessary, and (without being taken or deemed to be guilty of any manner of trespass or conversion, and without being liable to indictment, prosecution or damages therefor) may, forcibly, if necessary, expel Lessee and those claiming under Lessee from the premises and remove therefrom the effects of Lessee and those claiming under Lessee.

ARTICLE IX

MISCELLANEOUS PROVISIONS

9.1 Waiver. No waiver by Lessor and no assent, expressed or implied, to any breach on the part of Lessee, or of anyone claiming by, through or under Lessee, of any covenant, agreement, condition or duty shall ever be held or construed as a waiver or consent to any other breach of the same or of any other covenant, condition or duty. In the event of a breach by Lessee of any covenant, agreement or condition which is conditioned upon the consent or approval of Lessor, neither the acceptance of rent by Lessor nor failure by Lessor to take action on account of such breach or to enforce any rights resulting therefrom shall be deemed a waiver, but such breach shall be a continuing breach until the written consent or approval of Lessor is obtained. No act or thing done or agreement made by Lessor or Lessor’s agents shall be deemed an acceptance of a surrender of this Lease or of the Demised Premises except the delivery of an agreement for such acceptance in writing and signed by Lessor or a duly authorized agent. No assent by Lessor to any assignment or subletting of the Demised Premises in a particular instance shall be held or construed to be an assent to any further or other assignment or subletting. No payment by Lessee, or acceptance by Lessor, of a lesser amount than shall be due from Lessee to Lessor shall be treated otherwise than as a payment on account. The acceptance by Lessor of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount in payment in full, shall be given no effect, and Lessor may accept such check without prejudice to any other rights or remedies which Lessor may have against Lessee. No remedy herein or otherwise conferred upon or granted to Lessor shall be considered exclusive of any remedy but the same shall be cumulative or in addition to every other remedy given hereunder or hereafter existing at law or in equity or by statute.

9.2 Quiet Enjoyment. Lessee, subject to the terms and provisions of this Lease on payment of the rent and observing, keeping and performing all of the terms and provisions of this Lease on its part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Demised Premises during the term hereof without hindrance or ejection by any persons lawfully claiming under Lessor, but it is understood and agreed that this covenant and any and all other covenants of Lessor contained in this Lease shall be binding upon Lessor and his successors only with respect to breaches occurring during Lessor’s seisin and ownership of the Demised Premises. In addition, Lessee specifically agrees to look solely to Lessor’s interest in the premises for recovery of any judgment from Lessor; it being specifically agreed that neither Lessor nor anyone claiming under the Lessor shall ever be personally liable for any such judgment.

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

9.3 Severability. If any provision of this Lease or portion of such provision or the application thereof to any person or circumstance is held invalid, the remainder of the Lease (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby.

9.4 Notices. All notices, statements permitted or required to be sent hereunder shall be effective only if in writing and shall be sent by recognized overnight courier service, hand delivery or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Lessor:	Michael A. Gaffin, Manager 282 Beacon Street, Unit 8 Boston, MA 02116

With a copy to:	Charles G. Krattenmaker, Jr., Esq. Krattenmaker O’Connor & Ingber P.C. One McKinley Square, 5th Floor Boston, MA 02109

If to Lessee:	Synageva Biopharma Corp. 128 Spring Street, Suite 250 Lexington, MA 02421 Attn: CFO

With a copy to:	Synageva Biopharma Corp. 128 Spring Street, Suite 250 Lexington, MA 02421 Attn: Legal

or to such other address of which notice as aforesaid has previously been given. Any such notice shall be deemed duly given on the date of mailing.

9.5 Brokerage. Each of Lessee and Lessor warrants and represents to the other that Lessee has dealt with no broker or third person with respect to this Lease or the Demised Premises except for T3 Advisors, 230 Third Avenue, Waltham, MA 02451 and Kelleher & Sadowsky Associates, Inc., 446 Main Street, Suite 2200, Worcester, MA 01608. Lessor agrees to compensate T3 Advisors and Kelleher & Sadowsky if, as and when this Lease is executed and delivered pursuant to a separate agreement between Lessor and the applicable broker Advisors. Should any claims be made for brokerage commissions, other than those payable to the Brokers specified in this Section, through or on account of dealings of Lessee or its agents or representatives, Lessee agrees to indemnify Lessor against any other brokerage claims against Lessor claiming to have dealt with Lessee or to have brought the Demised Premises or Lessor to the attention of Lessee, and in furtherance thereof, at Lessor’s request, to enter and defend, in Lessor’s name and behalf, any action or proceeding commenced against Lessor to establish any such brokerage claim. The indemnification hereunder shall include Lessor’s reasonable attorneys’ fees in resisting any such brokerage claim.

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

9.6 Governing Law. This Lease shall be governed exclusively by the provisions hereof and by the laws of the Commonwealth of Massachusetts, as the same may from time to time exist.

9.7 Recording. Lessee agrees not to record the within Lease, but each party hereto agrees on request of the other, to execute a statutory form of notice of lease, in accordance with the provisions of Chapter 183, §4, of the General Laws of the Commonwealth of Massachusetts, and otherwise in form reasonably satisfactory to Lessor. In no event shall such document set forth the rental or other charges payable by Lessee under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease. Further, notwithstanding anything to the contrary contained in this Lease, Lessor hereby acknowledges and agrees that Lessee and its affiliates may disclose this Lease and the terms hereof as required by any applicable regulation or law and as may be required by any stock exchange on which Lessee is listed.

9.8 When Lease Becomes Binding. Employees or agents of Lessor have no authority to make or agree to make a lease or any other agreement or undertaking in connection herewith. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the premises and this document shall become effective and binding only upon the execution and delivery hereof by both Lessor and Lessee. All negotiation considerations, representations, and understandings between Lessor and Lessee are incorporated herein and may be modified or altered only by written agreement between Lessor and Lessee, and no act or omission of any employee or agent of Lessor shall alter, change or modify any of the provisions hereof. Neither party shall rely on any representations, expressed or implied, which are not contained in writing herein.

9.9 Paragraph Headings. The paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.

9.10 Rights of Mortgagee.

(a) If any holder of a mortgage which includes the Demised Premises, which mortgage was executed and/or recorded subsequent to the date of this Lease, shall so elect, the interest of Lessee hereunder shall be subordinate to the rights of such holder, provided that such holder shall agree to recognize the right of Lessee to use and occupy the premises and Lessee’s rights and privileges under this Lease upon the payment of base and additional rent and other charges payable by Lessee under this Lease, and the performance by Lessee of its other obligations hereunder (but without any assumption by such holder of Lessor’s obligations under this Lease prior to the date such holder took possession of the Demised Premises); or

(b) if any holder of a mortgage which includes the premises, which mortgage is executed and/or recorded prior to the date of this Lease, shall so elect, this Lease, and the rights of Lessee here under, shall be superior in right to the rights of such holder, with the same force and effect as if this Lease had been executed and delivered and recorded, or a statutory notice hereof recorded, prior to the execution, delivery and recording of any such mortgage.

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

The election of any such holder as to subsection (a) above shall be exercised by notice to Lessee in the same fashion as notices pursuant to this Lease are given by Lessor to Lessee, and if such notice is given, a subordination, recognition and attornment agreement satisfactory in content to the parties thereto shall be executed by Lessee and such holder and shall, if such holder so elects, be recorded with the Registry of Deeds where the premises are located, and such subordination shall be effective with reference to advances then or thereafter made by such holder on account of any indebtedness secured by such mortgage. Any election as to subsection (b) above shall become effective upon either notice from such holder to Lessee in the same fashion as notices from Lessor to Lessee are to be given hereunder or by the recording in the Registry of Deeds where the premises are situated of an instrument, in which such holder subordinates its rights under such mortgage to this Lease.

9.10.1 On reasonable request from time to time, Lessee agrees to furnish Lessor’s lender (and prospective lenders) Lessee’s audited financial statements for its then-current fiscal year after the same are available and for each subsequent fiscal year ending during the Term with respect to which such statements are prepared, provided the lender grants Lessee reasonable assurances of confidentiality. Notwithstanding the foregoing, so long as Lessee is publicly traded or its financial statements are otherwise reasonably available to the public, the provisions of this Section 9.10.1 are inapplicable.

9.11 Estoppel Certificate by Lessee. At any time and from time to time, upon not less than ten (10) business days prior written request by the Lessor, which request shall include a draft of the requested statement, Lessee shall execute, acknowledge and deliver to the Lessor a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), the dates to which the rental and other charges have been paid in advance, if any, or the status of any matter pertaining to this Lease, it being intended that any such statement delivered pursuant to this Section may be relied upon by a prospective purchaser of mortgagee or assignee of any mortgage of the Demised Premises.

9.12 Lessor’s Right to Cure a Default. Lessor shall have the right (but shall not be obligated) to cure any default by Lessee in the performance of any of Lessee’s obligations hereunder after written notice to Lessee and failure of Lessee to cure such default within thirty (30) days after such notice or such additional time as is reasonably necessary if such cure cannot reasonably be completed within thirty (30) days despite the diligence of the Lessee, in which event Lessee covenants and agrees to pay all costs so incurred by Lessor promptly upon rendition of a bill therefor by Lessor. Such costs shall be deemed to be an additional rental

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

hereunder due from Lessee to Lessor and shall be a demand obligation owing by Lessee to Lessor bearing interest at the rate of three percent (3%) per annum over the prevailing so-called “prime rate” in effect as set forth in the Wall Street Journal from the date written demand for payment thereof is given by Lessor until the repayment thereof by the Lessee.

9.13 Security Deposit. If in Section 1.1 hereof a security deposit is specified, the same will be paid by Lessee upon execution and delivery of this Lease and Lessor shall hold the same throughout the term of this Lease as security for the performance by Lessee of all its obligations hereunder. At Lessee’s option the security deposit may be in the form of an irrevocable letter of credit. Lessor shall have the right upon a default by Lessee under this Lease, which default shall continue beyond any applicable grace or cure period, to apply, without limiting any other remedy it might have, any or all of such deposit to Lessor’s damages arising from any default beyond any applicable grace or cure period of Lessee. Lessee not then being in default beyond any applicable grace or cure period, Lessor shall return all or such portion of the deposit as remains on the expiration or earlier termination of the term of this Lease and surrender of possession of the premises by Lessee at such time. Lessor shall not be obligated to pay interest on such deposit, may commingle the same with Lessor’s other funds provided that Lessor keeps a reasonably detailed, separate accounting thereof, and shall have the right to turn over such deposit to the grantee of Lessor’s interest hereunder in the event Lessor conveys the premises; and if so turned over, Lessee agrees to look solely to such grantee for proper allocation of the deposit in accordance with this Section 9.13. If Lessee elects to deliver the security deposit in the form of a letter of credit, the letter of credit shall name Lessor as its beneficiary and shall be drawn on an FDIC insured financial institution located in the Commonwealth of Massachusetts. The letter of credit (and any renewals or replacements thereof) shall be for a term of not less than one (1) year. Lessee agrees that it shall from time to time, as necessary, whether as a result of a draw on the letter of credit by Lessor pursuant to the terms hereof or as a result of the expiration of the letter of credit then in effect, renew or replace the original and any subsequent letter of credit so that a letter of credit, in the amount required hereunder, is continuously in effect until a date which is thirty (30) days after the date on which the term of this Lease expires. If Lessee fails to furnish such renewal or replacement letter of credit prior to the stated expiration date of the letter of credit then held by Lessor, Lessor may draw upon such letter of credit and hold the proceeds thereof as the security deposit pursuant to the terms of this Section 9.13. If Lessor draws on the letter of credit as permitted in this Lease and the letter of credit, then, upon demand of Lessor, Lessee shall restore the amount available under the letter of credit to its original amount by providing Lessor with an amendment to the letter of credit evidencing that the amount available under the letter of credit has been restored to its original amount. In the alternative, Lessee may provide Lessor with a cash security deposit, to be held by Lessor in accordance with this Section 9.13, equal to the restoration amount required under the letter of credit.

9.14 Failure to Surrender at End of Term. In the event Lessee remains in possession of the Demised Premises after expiration of the tenancy created hereunder, or any renewal or extension thereof (except pursuant to such renewal or extension), Lessee, at the option of Lessor, shall be deemed to be occupying the Demised Premises as a tenant at sufferance, at a rental of twice the amount provided for during the last month of the Lease term, subject to all the other conditions, provisions, and obligations of this Lease. Notwithstanding anything to the contrary contained in this Lease, in no event shall Lessee be liable for any consequential, punitive or indirect damages in connection with any holdover by Lessee.

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

9.15 Mechanic’s Liens. Lessee agrees to discharge immediately (either by payment or by filing the necessary bond, or otherwise) any mechanic’s or other liens against the premises on the Lessor’s interest therein which liens may arise out of any payment due or purported to be due for services, materials or equipment of any kind alleged to have been furnished to or for Lessee in, upon or about the premises.

9.16 Net/Net Lease. This Lease shall be deemed and construed to be an absolutely net lease, and Lessee shall pay to Lessor, absolutely net throughout the term of this Lease, the basic rent, additional rent and all other charges described in this Lease, free of any charges, assessments, impositions or deductions of any kind and without abatement or setoff, and Lessee shall do and perform all things connected with this Lease or the Demised Premises or arising out of any occupation of the Demised Premises or any part thereof, and under no circumstances or conditions, whether now existing or hereafter arising, or whether beyond the present contemplation of the parties, shall Lessor be expected or required to do or perform any act or any action or to make any payment of any kind whatsoever or be under any other obligation or liability hereunder except as herein otherwise expressly set forth, all so that this Lease shall yield completely net to Lessor the rental herein specified in this Lease.

9.17 Option to Extend Lease Term. Provided that Lessee is not in default in the performance of any of the terms or provisions of this Lease beyond any applicable cure period, Lessee shall have the option to extend this Lease for a further term of seven (7) years by giving Lessor written notice of its intention to do so not later than one (1) year prior to the termination of this Lease. Such extension shall commence on the day after the termination of this Lease and shall be under and subject to all of the same terms and conditions of this Lease, except that the Base Rent shall be that noted in Exhibit “B” hereto.

Provided that Lessee has exercised its option to extend and is not in default in the performance of any of the terms or provisions of this Lease beyond any applicable cure period, Lessee shall have a second option to extend this Lease for a further term of seven (7) years by giving Lessor written notice of its intention to do so not later than one (1) year prior to the termination of this Lease. Such extension shall commence on the day after the otherwise termination of this Lease and shall be under and subject to all of the same terms and conditions of this Lease, except that the Base Rent shall be that noted in Exhibit “B” hereto.

9.18 Lessee’s Option to Terminate. In the event Lessee is unable to secure the necessary permits and approval to conduct its business on the premises, Lessee shall have a one (1) time option to terminate the Lease with thirty (30) days’ written notice to Lessor. Lessee will in such case pay a one-time early termination fee to Lessor in the amount of $30,000 and restore the Demised Premises to a mutually agreed-upon condition. This termination right will expire upon the Lease Commencement Date.

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

9.19 Hazardous Materials. To the best of Lessor’s knowledge the Demised Premises are free of all hazardous materials, including asbestos. Lessor will provide Lessee with copies of all environmental reports in Lessor’s possession (if existing). Lessor shall indemnify Lessee for all matters arising out of the presence of hazardous materials at the Demised Premises, provided that the presence of such materials do not result from the actions of Lessee or its agents.

9.20 Telecommunications. Lessor shall not restrict Lessee’s telecommunications and data carriers and Lessor shall not charge any access, use or other fees for Lessee’s telecommunications and data services.

9.21 Parking. Lessee shall be entitled to the parking that exists on the Demised Premises.

9.22 Building Hours of Operation/Access. Lessee shall have access to the Demised Premises 24 hours a day, seven days a week.

9.23 Signage. Lessee shall have the exclusive right, at Lessee’s sole cost and expense, to install signage (“Building Signage”) on the exterior of the building and the type, design and location of any such sign shall be subject to Lessor’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. Lessor’s approval is hereby granted for Lessee’s standard corporate signage. The dimensions of Lessee’s Building Signage shall not be greater than two feet in height and eight feet in width. All Building Signage shall be in compliance with all laws, rules, regulations, codes and ordinances. Upon expiration or early termination of this Lease, Lessee shall remove all such signage at Lessee’s expense and repair any damage to the building or monument incurred thereby. Lessee shall maintain all Building Signage in compliance with all applicable laws. Lessee may remove, replace and re-install any signage or identification permitted under this Section 9.23 at any time during the term of this Lease and shall promptly repair any damage to the building related to such removal, replacement or reinstallation.

9.24 Security.

(a) Lessee shall have the right to construct, install, maintain, remove and replace a fence surrounding the perimeter of the premises (the “Security Fence”). Lessor’s consent shall not be required to construct, install, maintain, remove or replace the Security Fence. Lessee shall use reasonable efforts to take Lessor’s comments regarding the design and location of the Security Fence into consideration.

(b) Lessee shall have the right, without obtaining Lessor’s consent, to provide, maintain, replace, remove and install its own security system on the Demised Premises, including, but not limited to, installing security cameras, televisions, monitors, and other electronic monitoring devices, electronic door strikes, exit sensors, card readers, motion detectors, glass break detectors and other similar security systems and methods which will protect the premises to meet Lessee’s corporate security standards.

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

9.25 Miscellaneous. Each term and provision of this Lease to be performed by Lessee shall be construed to be both a covenant and a condition. Reference in this Lease to Lessor or to Lessee and all expressions referring thereto mean the person or persons, natural or corporate, named above as Lessor or as Lessee, as the case may be, and the heirs, executors, administrators, successors and assigns of such person or persons, and those claiming through or under them or any of them, unless repugnant to the context. Any person who signs this Lease for Lessee in a representative capacity warrants and represents that he or she is duly authorized to do so. This Lease contains all the agreements of the parties hereto and there have been no representations or understandings other than those expressly included herein. If this Lease be assigned by Lessee, Lessee shall nonetheless remain liable as principal, hereby waiving all requirements of demand or notice and all suretyship defenses and defenses in the nature thereof.

[signatures on following page]

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the parties have executed this Lease as an instrument under seal, in duplicate, as of the date first above written.

JARRELL REALTY, LLC

By:	/s/ Michael A. Gaffin
Michael A. Gaffin, Manager
Lessor

SYNAGEVA BIOPHARMA CORP.

By:	/s/ Sanj K. Patel
Duly authorized officer Sanj K. Patel
Lessee President and CEO

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT “A”

Description of the land

The land and buildings and improvements thereon shown as Lot “F” on the westerly side of Industrial Drive, Holden, Massachusetts, containing approximately 9.91 acres, as shown in Plan Book 322, Plan 110, known as and numbered 100 Industrial Drive, Holden, MA.

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT “B”

Rent

During the first two (2) months of the Lease Term, there will be no Base Rent payable.

During the next two (2) years of the Lease Term, Base Rent shall be $150,760 in equal monthly installments of $12,563.33 each. During the following year (months 27-38 of the Lease Term), Base Rent shall be $169,605 per year, payable in equal monthly installments of $14,133.75 each. During the next two years (months 39-62 of the Lease Term), Base Rent shall be $182,796 per year, payable in equal monthly installments of $15,233.04 each. During the final two years of the Lease Term (months 63-86), Base Rent shall be $194,104 per year, payable in equal monthly installments of $16,175.29 each. No alteration of the Demised Premises which increases the square footage of any improvement thereon shall increase the Base Rent due under this Lease.

If Lessee exercises its option to extend, Lessee agrees to pay to Lessor, during the first year of each such extended term, a Base Rent at a rate per year equal to the then applicable fair market rent for comparable industrial space in the Worcester/Central Massachusetts market (provided, however, that such fair market value shall be determined as if alterations made by Lessee, including, without limitation, Lessee’s Material Improvements, have not been made, i.e. the fair market value shall not be increased by any value attributed to any alterations to the Demised Premises made by Lessee, including, but not limited to, Lessee’s Material Improvements). Notwithstanding the aforementioned, the fair market rent will reflect, or take into account, replacements of existing improvements (i.e. the fair market value shall be increased by any value attributed to any replacements of existing improvements to the Demised Premises made by Lessor). If the parties shall be unable to agree upon the dollar amount of the Base Rent, they shall promptly resolve such dispute by arbitration in Boston, Massachusetts, by the American Arbitration Association or its successor, and such arbitration shall be submitted, commenced, held and determined in accordance with the rules and regulations of said Arbitration submission. The expenses thereof shall be borne equally between Lessor and Lessee unless the arbiters determine that some other division shall under the circumstances be more equitable and the determination of the arbiters shall be conclusive and binding upon the parties. Until the dollar amount of the Base Rent for any period shall be determined, Lessee shall pay rent at the rate provided for during the immediately preceding period and when the rent is so determined, Lessee shall pay Lessor immediately any excess rent due for the portion of such period which may theretofore have expired.

The fair market rental of the Demised Premises, as established by this Exhibit B for the first year of each Option Term, shall thereafter increase for each subsequent year of such Option Term by the average of the Cost of Living Increase (All Items – Boston) for the two years immediately preceding such increase.

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT “C”

The Lessee Improvements

[attach plan]

[* Four pages redacted *]

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT “D”

The Richmond Group Letter

[attach letter]

Synageva

Holden Production Facility

100 Industrial Drive, Holden, MA

Response to Landlord Building Questions

September 18, 2012

The following summary is in response to the questions posed in the September 5, 2012 email from the Landlord.

Existing building Items to be removed:

1.	Remove and dispose of Loading Dock Spur at right side of building.

2.	Remove and dispose of two HVAC rooftop package units serving former injection molding area.

3.	Remove and dispose of air compressor, air dryer and receiver tank.

4.	Remove and dispose of injection molding cooling water tanks and pumps located inside at rear of building.

5.	Selective demolition of interior non-structural partitions.

List of Improvements:

1.	Infrastructure:

•	Install new HVAC rooftop equipment on structural steel frame.

•	Install new boilers and pumps.

•	Install new hot water heaters and storage tanks.

•	Install new air compressor and air dryer

2.	Interior Fit Up:

•	Reuse existing office areas, toilet cores and mezzanine areas as is. New flooring, paint and finishes will be installed selectively throughout these areas.

•	Construct new partitions and install new finishes and mechanical distribution to the production and harvest areas as shown on the construction documents.

3.	Exterior

•	Install a new entry and walkway on the right side of the building to enter the production area.

The Richmond Group

77 Main Street, Hopkinton, MA 01748      T  508.435.9700    F  508.435.9718    www.therichmondgroup.com

•	Rework the loading dock access at the removed spur.

•	Install a perimeter security fence and one gate around the perimeter of the building.

•	Selective cosmetic improvements to surrounding landscaping and exterior of the building (remove graffiti).

General Note:

The construction documents will show a work described above in detail.

The Richmond Group

77 Main Street, Hopkinton, MA 01748      T  508.435.9700    F  508.435.9718    www.therichmondgroup.com